Exhibit 99.2

Certification of
Chief Financial Officer
Of The Keith Companies, Inc.

          This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, U.S.C. §1350, and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the period ended March 31, 2003 of The Keith Companies, Inc. (the “Issuer”).

          I, Gary C. Campanaro, the Chief Financial Officer of Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: May 13, 2003

/s/ Gary C. Campanaro

Name:	Gary C. Campanaro

Subscribed and sworn to before me
this 13th day of May 2003.

/s/Beth S. Clement

Name:	Beth S. Clement

Title: Notary Public

My commission expires: 11/21/2006